Exhibit 32.2

CERTIFICATIONS PURSUANT TO
U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Golden Elephant Glass Technology, Inc., a Nevada corporation (the "Company"), on Form 10-Q for the three months ended June 30, 2010, as filed with the Securities and Exchange Commission (the "Report"), Hong Tan, Chief Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

June 10, 2011

/S/ Hong Tan
Hong Tan
Chief Financial Officer
(Principal Financial and Chief
Accounting Officer)